Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-4 of our report dated May 6, 2021, relating to the financial statements of Volta Inc. (f/k/a Tortoise Acquisition Corp. II) which is incorporated by reference in that Prospectus, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 20, 2021